Registration No. 333-204383

333-172356

333-127731

333-127732

333-61244-99

333-63575-99

333-09667-99

333-09669-99

333-09671-99

333-87540-99

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

TO:

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-204383

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-172356

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-127731

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-127732

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-61244-99

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-63575-99

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-09667-99

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-09669-99

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-09671-99

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-87540-99

Under

The Securities Act of 1933

HAWAIIAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	71-0879698
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Hawaiian Holdings Inc.

3375 Koapaka Street, Suite G-350

Honolulu, HI 96819

(Address of principal executive offices, including zip code)

Hawaiian Holdings, Inc. 2015 Stock Incentive Plan

Hawaiian Holdings, Inc. 2005 Stock Incentive Plan

Hawaiian Airlines, Inc. Stock Bonus Plan

Hawaiian Holdings, Inc. Pilots’ 401(k) Plan

Hawaiian Holdings, Inc. 1996 Stock Incentive Plan

Hawaiian Holdings, Inc. 401(k) Plan for Flight Attendants

Hawaiian Holdings, Inc. 401(k) Savings Plan

Hawaiian Holdings, Inc. 1994 Stock Option Plan

(Full title of the plan)

Joseph A. Sprague

Chief Executive Officer and President

Hawaiian Holdings Inc.

3375 Koapaka Street, Suite G-350

Honolulu, HI 96819

(Name and address of agent for service)

(808) 835-3700

(Telephone number, including area code, of agent for service)

Copies to:

Andor Terner, Esq.

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, California

(949) 823-6980

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) (i) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”) of Hawaiian Holdings Inc., a Delaware corporation (the “Registrant”), which were previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”); and (ii) are being filed to deregister any and all securities that remain unsold or otherwise unissued as of the date hereof under each such Registration Statement.

1.

Registration Statement on Form S-8 (File No. 333-204383), filed with the SEC on May 22, 2015, registering 5,700,000 shares of common stock of Hawaiian Holdings, Inc. (the “Common Stock”) reserved for issuance pursuant to the Hawaiian Holdings, Inc. 2015 Stock Incentive Plan.

2.

Registration Statement on Form S-8 (File No. 333-172356), filed with the SEC on February 18, 2011, registering 7,300,000 shares of Common Stock reserved for future issuance pursuant to the Hawaiian Holdings, Inc. 2005 Stock Incentive Plan.

3.

Registration Statement on Form S-8 (File No. 333-127731), filed with the SEC on August 19, 2005, registering 1,500,000 shares of Common Stock reserved for future issuance pursuant to the Hawaiian Airlines, Inc. Stock Bonus Plan.

4.

Registration Statement on Form S-8 (File No. 333-127732), filed with the SEC on August 19, 2005, registering 8,000,000 shares of Common Stock reserved for future issuance pursuant to the Hawaiian Holdings, Inc. 2005 Stock Incentive Plan.

5.

Registration Statement on Form S-8 (File No. 333-61244-99), filed by Hawaiian Airlines, Inc. with the SEC on May 18, 2001, as amended for the purpose of adopting the Registration Statement as the successor entity to Hawaiian Airlines, Inc. as a result of a reorganization in which Hawaiian Airlines, Inc. became a wholly-owned subsidiary of the Registrant (the “Reorganization Adoption”), registering 1,685,380 shares of Common Stock reserved for future issuance pursuant to the Hawaiian Holdings, Inc. Pilots’ 401(k) Plan.

6.

Registration Statement on Form S-8 (File No. 333-63575-99), filed with the SEC on September 17, 1998, as amended for the purpose of effecting the Reorganization Adoption, registering 2,500,000 shares of Common Stock reserved for future issuance pursuant to the Hawaiian Holdings, Inc. 1996 Stock Incentive Plan.

7.

Registration Statement on Form S-8 (File No. 333-09667-99), filed with the SEC on August  6, 1996, as amended for the purpose of effecting the Reorganization Adoption, registering 233,134 shares of Common Stock reserved for future issuance pursuant to the Hawaiian Holdings, Inc. 401(k) Plan for Flight Attendants.

8.

Registration Statement on Form S-8 (File No. 333-09669-99), filed with the SEC on August 6, 1996, as amended for the purpose of effecting the Reorganization Adoption, registering 487,820 shares of Common Stock reserved for future issuance pursuant to the Hawaiian Holdings, Inc. Pilots’ 401(k) Plan.

9.

Registration Statement on Form S-8 (File No. 333-09671-99), filed with the SEC on August  6, 1996, as amended for the purpose of effecting the Reorganization Adoption, registering 780,494 shares of Common Stock reserved for future issuance pursuant to the Hawaiian Holdings, Inc. 401(k) Savings Plan.

10.

Registration Statement on Form S-8 (File No. 333-87540-99), filed with the SEC on November  15, 1995, as amended for the purpose of effecting the Reorganization Adoption, registering 600,000 shares of Common Stock reserved for future issuance pursuant to the Hawaiian Holdings, Inc. 1994 Stock Option Plan.

On September 18, 2024, pursuant to the Agreement and Plan of Merger, dated as of December 2, 2023, by and among Alaska Air Group, Inc. (“Parent”), Marlin Acquisition Corp., a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Registrant is terminating all offers and sales of its securities registered pursuant to the Registration Statements and deregistering the remaining shares of Common Stock (the “Shares”) registered but unsold as of the effective time of the Merger under the Registration Statements, if any. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the Shares that had been registered for issuance under the Registration Statements that remain unsold at the termination of the offerings, the Registrant removes from registration any and all such Shares registered but unsold as of the date of these Post-Effective Amendments under the Registration Statements. The Registration Statements are amended, as appropriate, to reflect the deregistration of the Shares as of the date of these Post-Effective Amendments and the Registrant terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on September 18, 2024.

HAWAIIAN HOLDINGS, INC.

By:	/s/ Joseph A. Sprague
Name:	Joseph A. Sprague
Title:	Chief Executive Officer and President

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments.